EXHIBIT 99.1

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Digital Music Group, Inc., Digital Musicworks International, Inc. and Rio Bravo Entertainment LLC Carve Out Segment described below, after giving effect to the merger of Digital Music Group, Inc. and Digital Musicworks International, Inc. as a purchase of Digital Musicworks International, Inc. by Digital Music Group, Inc. using the purchase method of accounting, with Digital Musicworks International, Inc. designated as the acquiror for accounting purposes, and the purchase of certain assets of Rio Bravo Entertainment LLC by Digital Music Group, Inc. by adjusting for the removal of the assets and liabilities not being acquired by Digital Music Group, Inc., and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The acquisitions were completed on February 7, 2006.

The historical financial information set forth below for Digital Music Group, Inc. and Digital Musicworks International, Inc. has been derived from the historical audited financial statements included in the Digital Music Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2005. The historical financial information set forth below for Rio Bravo Entertainment LLC Carve Out Segment was derived from the unaudited financial statements of Rio Bravo Entertainment LLC Carve Out Segment, which have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. There were no transactions within the combined group. Accordingly, no amounts were required to be eliminated in the combination. The unaudited pro forma combined condensed balance sheet as of December 31, 2005 is presented to give effect to the merger of Digital Music Group, Inc. and Digital Musicworks International, Inc. and certain assets of Rio Bravo LLC as if the acquisitions occurred on December 31, 2005. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2005 is presented to give effect to the merger of Digital Music Group, Inc. and Digital Musicworks International, Inc. and acquisition of certain assets of Rio Bravo Entertainment LLC as if the acquisitions occurred on January 1, 2005.

Because these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values and do not include liabilities, if any, which are not presently estimable, the actual amounts recorded may differ materially from the information presented in these unaudited pro forma combined condensed financial statements.

The unaudited pro forma information is not intended to represent or be indicative of the combined results of operations or financial condition of Digital Music Group, Inc. that would have been reported had the acquisitions described above been completed as of the date presented, and should not be taken as representative of the future combined results of operations or financial position of Digital Music Group, Inc. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of Digital Music Group, Inc. and Digital Musicworks International, Inc. contained in the Digital Music Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2005.

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

December 31, 2005

	Digital Music Group, Inc. Historical	Digital Music- works International, Inc. Historical	Rio Bravo Entertainment LLC Carve Out Segment Historical	Pro Forma Adjustments		Pro Forma Digital Music Group, Inc.
Assets
Current assets:
Cash and cash equivalents	$2,678	$468,490	$116,503	$(116,503	)(a)	$471,168
Accounts receivable	—	244,278	70,080	(70,080	)(a)	244,278
Current portion of advance royalties	—	292,438	—	—		292,438
Prepaid expenses and other current assets	—	152,139	—	—		152,139

Total current assets	2,678	1,157,345	186,583	(186,583)		1,160,023
Furniture and equipment, net	—	162,153	—			162,153
Deferred offering expenses	664,913	—	—	—		664,913
Digital music rights, net	—	1,196,047	—	243,750	(b)	1,439,797
Royalty advances, less current portion	—	490,000	—	—		490,000
Other assets	—	12,074	—	—		12,074

Total assets	$667,591	$3,017,619	$186,583	$57,167		$3,928,960

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$215,896	$63,753	$114,005	$(114,005	)(c)	$279,649
Accrued liabilities	10,333	315,027	—	—		325,360
Royalties payable	—	138,608	—	—		138,608
Accrued compensation and benefits	—	38,435	—	—		38,435
Notes payable to a related party	500,000	—	—	—		500,000
Capital lease obligations	—	44,540	—	—		44,540

Total current liabilities	726,229	600,363	114,005	(114,005)		1,326,592

Commitments and contingencies
Stockholders’ equity (deficit):
Convertible preferred stock, no par value, 21,000,000 shares authorized at December 31, 2005:
Series A—8,801,409 shares issued and outstanding at December 31, 2005 (liquidation preference of $1,729,299 at December 31, 2005)	—	1,695,496	—	(1,695,496	)(d)	—
Series B—11,153,780 shares outstanding at December 31, 2005 (liquidation preference of $2,922,290 at December 31, 2005)		2,774,713	—	(2,774,713	)(d)	—
Common stock, no par value, 45,000,000 shares authorized:
8,765,591 shares issued and outstanding at December 31, 2005		14,640	—	(14,640	)(d)	—
Common stock, $0.01 par value, 20,000,000 authorized:
2,425,000 shares issued and outstanding at December 31, 2005	24,250	—		22,750	(d)	47,000
Additional paid-in capital	2,500	134,619	—	4,705,849	(b)(d)(e)	4,842,968
(Accumulated deficit) retained earnings	(85,388)	(2,202,212)	72,578	(72,578	)(b)(d)(f)	(2,287,600)

Total stockholders’ equity (deficit)	(58,638)	2,417,256	72,578	171,172		2,602,368

Total liabilities and stockholders’ equity (deficit)	$667,591	$3,017,619	$186,583	$57,167		$3,928,960

DIGITAL MUSIC GROUP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

	Digital Music Group, Inc. Historical	Digital Musicworks International, Inc. Historical	Rio Bravo Entertainment LLC Carve Out Segment Historical	Pro Forma Adjustments		Pro Forma Digital Music Group, Inc.
Revenue	$—	$679,975	$376,266	$—		$1,056,241
Cost of revenue	—	550,168	290,935	121,875	(b)	962,978

Gross profit	—	129,807	85,331	(121,875)		93,263
Selling, general and administrative expenses	75,055	1,550,424	12,141	—		1,637,620

(Loss) income from operations	(75,055)	(1,420,617)	73,190	(121,875)		(1,544,357)
Interest income	—	5,568	—	—		5,568
Interest expense	(10,333)	(141,765)	—	—		(152,098)

(Loss) income before income taxes	(85,388)	(1,556,814)	73,190	(121,875)		(1,690,887)
Income taxes	—	(800)	—	—		(800)

Net (loss) income	$(85,388)	$(1,557,614)	$73,190	$(121,875)		$(1,691,687)

Net loss per common share—basic	$(0.04)	$(0.18)				$(0.36)

Net loss per common share—fully diluted	$(0.04)	$(0.05)				$(0.36)

Weighted average common shares outstanding—basic	2,235,890	8,596,110		(6,132,000	)(d)(g)	4,700,000

Weighted average common shares outstanding—fully diluted	2,425,000	29,917,390		(27,642,390	)(d)(h)	4,700,000

DIGITAL MUSIC GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

For the Year Ended December 31, 2005

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed balance sheet of Digital Music Group, Inc. (“the Company”) at December 31, 2005 assumes the acquisitions of Digital Musicworks International, Inc. and certain assets of Rio Bravo Entertainment LLC were completed at December 31, 2005. The pro forma combined condensed results of operations for the year ended December 31, 2005 of the Company assumes the acquisition of Digital Musicworks International, Inc. and certain assets of Rio Bravo Entertainment LLC were completed as of January 1, 2005. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Digital Music Group, Inc., Digital Musicworks International, Inc. and the unaudited financial statements of Rio Bravo Entertainment LLC Carve Out Segment after considering the effect of the adjustments described in these footnotes. Digital Musicworks International, Inc. has been designated as the acquiror for accounting purposes.

The accompanying unaudited pro forma combined condensed financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Digital Musicworks International, Inc. operations and certain assets of Rio Bravo Entertainment LLC. Further, actual results may be different from these unaudited pro forma combined financial statements.

2.	THE ACQUISITIONS

In September 2005, the Company entered into an agreement and plan of reorganization to acquire all of the outstanding common and preferred shares of Digital Musicworks International, Inc., a California corporation, including all shares that may be issued upon the exercise of outstanding options and warrants to purchase common stock of Digital Musicworks International, Inc. that terminated if not exercised, in exchange for 2,000,000 shares of the Company’s common stock. This agreement was amended in December 2005 to increase the number of shares issuable in the acquisition to 2,250,000 shares. This acquisition closed on February 7, 2006. Also in September 2005, the Company entered into an asset purchase agreement to acquire certain agreements for digital rights to music recording and assume certain distribution agreements of Rio Bravo Entertainment LLC, a Delaware limited liability company doing business as Psychobaby, in exchange for 25,000 shares of the Company’s common stock. This acquisition also closed on February 7, 2006.

3.	PRO FORMA ADJUSTMENTS

(a)	Represents the assets of Rio Bravo Entertainment LLC Carve Out Segment that were not acquired by Digital Music Group, Inc. as part of the asset purchase agreement.

(b)	Represents the fair value of the digital music rights assets of Rio Bravo Entertainment LLC that were acquired by Digital Music Group, Inc. These assets will be amortized over the term of the underlying contracts, generally 24 months.

(c)	Represents the liabilities of Rio Bravo Entertainment LLC Carve Out Segment that were not assumed by Digital Music Group, Inc. as part of the asset purchase agreement.

(d)	Represents 4,700,000 shares of Digital Music Group, Inc. issued and outstanding upon completion of the merger, including 2,425,000 shares of Digital Music Group, Inc. outstanding at December 31, 2005, plus the 2,250,000 and 25,000 shares issued in connection with the acquisition of Digital Musicworks International, Inc. and certain assets of Rio Bravo Entertainment LLC, respectively, as if they were issued and outstanding as of January 1, 2005.

(e)	Represents the estimated additional paid in capital as a result of the merger with Digital Musicworks International, Inc. and the purchase of certain assets of Rio Bravo Entertainment LLC.

(f)	Represents the net assets of Rio Bravo Entertainment LLC Carve Out Segment that were not acquired as part of the asset purchase agreement.

(g)	Represents the adjustment and elimination of the basic number of shares of common stock of Digital Musicworks International, Inc. which were converted into 2,250,000 shares of Digital Music Group, Inc. upon consummation of the merger.

(h)	Represents the adjustment and elimination of the fully diluted number of shares of Digital Musicworks International, Inc. which were converted into 2,250,000 shares of Digital Music Group, Inc. upon consummation of the merger.